Exhibit 21


                         Subsidiaries of the Registrant
                         ------------------------------

                                                               State of
            Name                                             Incorporation
            ----                                             -------------

     Cardinal Bank, N.A.                                        Virginia

     Cardinal Wealth Services, Inc.                             Virginia
        (as of February 1, 1999)